Exhibit 99.1

Virtusa Announces Third Quarter Fiscal 2010 Consolidated Financial Results and Acquisition of ConVista Consulting, LLC

•                  Third quarter fiscal 2010 revenue of $41.7 million, 11% sequential growth

•                  Third quarter fiscal 2010 EPS of $0.12

•                  Virtusa extends enterprise application services with acquisition of ConVista Consulting, LLC

Westborough, MA — (February 1, 2010) — Virtusa Corporation (NASDAQ: VRTU), a global information technology (IT) services company that provides IT consulting, technology implementation and application outsourcing services through an enhanced global delivery model, today reported consolidated financial results for the third quarter of fiscal year 2010, ended December 31, 2009, inclusive of the acquisition of InSource, LLC completed on November 4, 2009.

Third Quarter Fiscal 2010 Consolidated Financial Results

Revenue for the third quarter of fiscal 2010 was $41.7 million, an increase of 11% sequentially and a decrease of 7% year-over-year. On a constant currency basis (1), third quarter revenue increased 11% sequentially and decreased 8% year-over-year.

Virtusa reported income from operations of $3.4 million for the third quarter of fiscal 2010, an increase compared to $3.2 million for the second quarter of fiscal 2010, and a decrease compared to $5.4 million for the third quarter of fiscal 2009.

Net income for the third quarter of fiscal 2010 was $2.9 million, or $0.12 per diluted share, compared to $3.0 million, or $0.12 per diluted share, for the second quarter of fiscal 2010 and a decrease, compared to $6.3 million, or $0.27 per diluted share, for the third quarter of fiscal 2009.  Net income for the third quarter of fiscal 2010 included $0.4 million of foreign exchange losses compared to $0.3 million of foreign exchange losses for the second quarter of fiscal 2010 and a $1.3 million foreign exchange gain in the third quarter of fiscal 2009.

The Company ended the third quarter of fiscal 2010 with $122.7 million of cash, cash equivalents, short-term investments and long-term investments (2) net of $7.3 million in cash consideration paid in connection with the acquisition of InSource.  The Company generated cash from operations of $6.0 million during the third quarter of fiscal 2010.

Kris Canekeratne, Virtusa’s Chairman and CEO, stated, “We are pleased with the results of our third quarter which, as expected, saw a return to sequential growth across all industry groups and geographies.   Our sequential growth was driven by our underlying business momentum, the investments we have been making in business development, our expanded portfolio of services and consistent execution.”

Ranjan Kalia, Chief Financial Officer, said, “Our revenue growth this quarter was broad based including more meaningful contribution from the clients added over the last 18 months.”  Mr. Kalia added, “In the fourth fiscal quarter, we continue to expect sequential and year-over-year revenue growth both organically and inclusive of recent acquisitions. In addition, we continue to expect to realize full fiscal year operating margin expansion over fiscal year 2009.”

Acquisition of ConVista Consulting, LLC

Virtusa extends its enterprise application rationalization and modernization capabilities with the closing of the acquisition of ConVista Consulting, LLC, (http://us.convista.com), on February 1, 2010.  ConVista Consulting is a U.S.-based, privately-held, market leader in finance transformation, specifically focusing on high volume collection, disbursement, claims and billing systems in BFSI.  ConVista Consulting employs approximately 50 experienced practitioners with knowledge in SAP related-solutions and forms the foundation of

Virtusa’s finance transformation business unit.  This strategic business unit will be led by Stefan Fraas, the co-founder of ConVista Consulting, LLC.  Virtusa will add program management, enterprise integration, business intelligence and global delivery execution to complement ConVista Consulting’s focused expertise, expanding Virtusa’s overall market opportunity.

Under the terms of the asset purchase agreement, Virtusa acquired ConVista Consulting’s business for $24.8 million in cash, including up to an additional $2.0 million in earn-out consideration upon ConVista Consulting’s achievement of certain revenue and profit milestones for fiscal 2011.

Kris Canekeratne, Virtusa’s Chairman and CEO, stated, “ConVista Consulting is at the nucleus of key transaction processing systems of record for large enterprises where packaged implementation, systems integration and custom development converge.   Through this acquisition, our combined capabilities will enable Virtusa to provide a broader range of services to accelerate our clients’ business outcomes.  We welcome ConVista’s team members to Virtusa.”

Financial Outlook

Virtusa’s current guidance for the fourth fiscal quarter and the full fiscal year ending March 31, 2010 reflects the inclusion of ConVista Consulting.  Virtusa expects ConVista Consulting to contribute revenue of $3.0 million for the fourth quarter of fiscal 2010.  In addition, Virtusa expects ConVista Consulting to be dilutive by $0.02 to $0.03 per share on a GAAP basis in the fourth quarter of fiscal 2010, inclusive of expected transaction and integration costs.  Additionally, ConVista Consulting is expected to be slightly accretive for fiscal year 2011.

•                  Fourth quarter fiscal 2010 revenue is expected to be in the range of $46.8 to $48.8 million, with diluted EPS of $0.10 to $0.15.

•                  Fiscal year 2010 revenue is expected to be in the range of $163.4 to $165.4 million, with diluted EPS of $0.45 to $0.50.

The Company’s fourth quarter and fiscal year 2010 diluted EPS estimates assume an average share count of approximately 24.2 million and 24.1 million respectively (assuming no further exercises of stock-based awards) and assume a stock price of $8.85, which was derived from the average closing price of the Company’s stock over the five trading days ended on January 29, 2010.  Deviations from this stock price may cause actual EPS to vary based on share dilution from Virtusa’s stock options and stock appreciation rights.

Conference Call and Webcast

Virtusa will host a conference call today, February 1, 2010 at 5:00 pm Eastern time to discuss the Company’s third quarter 2010 financial results, current financial guidance, the ConVista Consulting, LLC acquisition and other corporate developments.   To access this call, dial 888-298-3511 (domestic) or 719-457-2731 (international).  A replay of this conference call will be available through February 8, 2010 at 888-203-1112 (domestic) or 719-457-0820 (international).  The replay passcode is 5483441.  A live webcast of this conference call will be available on the “Investors” page of the Company’s website (www.virtusa.com), and a replay will be archived on the website as well.

About Virtusa Corporation

Virtusa is a global information technology (IT) services company providing IT consulting, technology implementation and application outsourcing services. Using its enhanced global delivery model, innovative platforming approach and industry expertise, Virtusa provides high-value services that enhance clients’ business performance, accelerate time-to-market, increase productivity and improve customer experience.

Founded in 1996 and headquartered in Massachusetts, Virtusa has offices in the United States and the United Kingdom, and global delivery centers in India and Sri Lanka.

“Virtusa” is a registered trademark of Virtusa Corporation.

(1)           To determine year-over-year constant currency revenue for the Company’s third quarter of fiscal 2010, revenue from entities reporting in U.K. pound sterling was converted into U.S. dollars at the average exchange rate in effect for the three months ended December 31, 2008 of 1.57 U.S. dollars to U.K. pounds sterling, rather than the actual average exchange rate in effect for the three months ended December 31, 2009 of 1.63 U.S. dollars to U.K. pounds sterling.  To determine sequential revenue change in constant currency for the Company’s third quarter of fiscal 2010, revenue from entities reporting in U.K. pounds sterling was converted into U.S. dollars at the average exchange rate in effect for the three months ended September 30, 2009 of 1.64 U.S. dollars to U.K. pounds sterling, rather than the actual average exchange rate in effect for the three months ended December 31, 2009 of 1.63 U.S. dollars to U.K. pounds sterling.

(2)           The Company considers the measure of cash, cash equivalents, short-term and long-term investments to be the most meaningful indicator of the Company’s liquidity. All of the Company’s investments, other than certain auction-rate securities, are classified as available-for-sale, including the Company’s long-term investments which consist of fixed income securities including government agency bonds and municipal and corporate bonds, which meet the credit rating and diversification requirements of the Company’s investment policy as approved by the Company’s audit committee and board of directors.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial information as defined by Regulation G by the Securities and Exchange Commission. Virtusa presents constant currency revenue to provide insights into, and a framework for assessing, how Virtusa’s revenue performed excluding the effect of foreign currency rate fluctuations (see footnote (1) above for further detail).  Virtusa also presents a reconciliation of its cash, cash equivalents, short term and long term investments which it believes provides insight into its cash position and overall liquidity (see footnote (2) above for further detail).   While Virtusa’s management believes that these non-GAAP revenue measures and cash reconciliation presentations are useful in evaluating Virtusa’s revenue and cash position and overall liquidity, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Forward-Looking Statements

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Virtusa’s expectations concerning management’s forecast of financial performance, expected benefits of the InSource and ConVista Consulting acquisitions, the forecast of financial performance for ConVista Consulting, the acquisition of new clients and growth of business, and management’s plans, objectives, and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Virtusa’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things:  Virtusa’s ability to assimilate and integrate the operations of InSource and ConVista Consulting; unanticipated acquisition related costs and negative effects on Virtusa’s reported results of operations from acquisition-related charges; Virtusa’s ability to achieve expected synergies and operating efficiencies in the acquisitions within expected time-frames or at all; Virtusa’s dependence on a limited number of clients as well as clients located principally in the United States and United Kingdom and in concentrated industries; Virtusa’s ability to expand its business or effectively manage growth; restrictions on immigration or changes in immigration laws; the loss of any key member of Virtusa’s senior management team, increasing competition in the IT services outsourcing industry; Virtusa’s ability to hire and retain enough sufficiently trained IT professionals to support its operations; quarterly fluctuations in Virtusa’s earnings; client terminations or contracting delays, or delays in revenue recognition in any reporting period; Virtusa’s ability to attract and retain clients and meet their expectations; Virtusa’s ability to sustain profitability or maintain profitable engagements; Virtusa’s ability to successfully manage its billing and utilization rates and its targeted on-site to offshore delivery mix; technological innovation; Virtusa’s ability to effectively manage its facility, infrastructure and capacity needs; regulatory, legislative and judicial developments in Virtusa’s operations areas; political or economic instability in India or Sri Lanka; any reduction or withdrawal of tax benefits provided to Virtusa by the governments of India and Sri Lanka, or new legislation by such governments which could be harmful to Virtusa; wage inflation and increases in government mandated benefits in India and Sri Lanka; telecommunications or technology disruptions; worldwide economic and business conditions; currency exchange rate fluctuations of the Indian and Sri Lankan rupee, the U.S. dollar and the U.K. pound sterling; and the volatility of the market price of Virtusa’s common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Virtusa undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Virtusa, see the disclosure contained in Virtusa’s public filings with the Securities and Exchange Commission, including Virtusa’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009, and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.

Virtusa Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	December 31, 2009	March 31, 2009

Assets:
Cash and cash equivalents	$59,365	$55,698
Short-term investments	28,463	23,333
Accounts receivable, net	28,043	28,244
Unbilled accounts receivable	4,423	4,005
Prepaid expenses	3,016	5,050
Deferred income taxes	1,583	4,139
Other current assets	7,181	5,668
Total current assets	132,074	126,137

Property and equipment, net	20,084	19,680
Long-term investments	34,847	28,054
Restricted cash	885	3,489
Deferred income taxes	5,450	5,040
Goodwill	3,774	—
Other long-term assets	5,138	4,623
Total assets	$202,252	$187,023

Liabilities:
Accounts payable	$4,557	$5,499
Accrued employee compensation and benefits	10,252	9,520
Accrued expenses and other current liabilities	8,352	15,128
Deferred revenue	1,147	1,016
Income taxes payable	1,162	151
Total current liabilities	25,470	31,314
Long-term liabilities	1,827	3,123
Total liabilities	27,297	34,437

Stockholders’ equity	174,955	152,586
Total liabilities and stockholders’ equity	$202,252	$187,023

Virtusa Corporation and Subsidiaries

Consolidated Statements of Income

(In thousands except per share amounts, unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Revenue	$41,692	$44,940	$116,557	$131,505
Costs of revenue	23,744	25,286	65,729	81,698
Gross profit	17,948	19,654	50,828	49,807
Total operating expenses	14,549	14,279	41,156	43,732

Income from operations	3,399	5,375	9,672	6,075

Other income (expense):
Interest income	517	647	1,388	2,085
Foreign currency transaction gains (losses)	(416)	1,345	(1,252)	465
Other, net	4	38	13	61
Total other income	105	2,030	149	2,611

Income before income tax expense	3,504	7,405	9,821	8,686
Income tax expense	572	1,107	1,274	247

Net income	$2,932	$6,298	$8,547	$8,439

Net income per share of common stock:
Basic	$0.13	$0.28	$0.37	$0.37
Diluted	$0.12	$0.27	$0.36	$0.35
Weighted average number of common shares outstanding
Basic	23,335,454	22,549,515	23,078,701	22,852,794
Diluted	24,198,673	23,609,135	23,971,495	24,254,807

Virtusa Corporation and Subsidiaries

Consolidated Statement of Cash Flows

(In thousands, unaudited)

	Nine Months Ended
	December 31,
(In thousands)	2009	2008
Cash flows provided by operating activities:
Net income	$8,547	$8,439
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,533	3,226
Share-based compensation expense	2,563	3,028
Gain on disposal of property and equipment and investments	—	(11)
Deferred income taxes, net	(325)	(750)
Foreign currency losses, net	1,252	(465)
Net changes in operating assets and liabilities:
Accounts receivable, net	3,040	(1,993)
Prepaid expenses and other current assets	2,420	(2,627)
Other long-term assets	(676)	(327)
Accounts payable	(2,263)	4,918
Accrued employee compensation and benefits	197	(1,299)
Accrued expenses and other current liabilities	(1,651)	1,854
Deferred revenue	1,036	1,530
Excess tax benefits from stock option exercises	(45)	—
Income taxes payable	196	1,191
Other long-term liabilities	576	(1,990)
Net cash provided by operating activities	18,400	14,724
Cash flows used for investing activities:
Purchase of short-term investments	(1,967)	(16,147)
Proceeds from sale or maturity of short-term investments	18,850	40,440
Purchase of long-term investments	(36,275)	(31,061)
Proceeds from sale or maturity of long-term investments	8,100	7,236
Purchase of property and equipment	(2,087)	(9,222)
Proceeds from sale of property and equipment	—	12
Acquisition of a business, net of cash acquired	(6,137)	—
Decrease in restricted cash	1,966	409
Net cash used for investing activities	(17,550)	(8,333)
Cash flows provided by (used for) financing activities:
Purchase of treasury stock	—	(6,302)
Proceeds from exercise of common stock options	1,670	548
Excess tax benefits from stock option exercises	45	—
Principal payments on capital lease obligation	(4)	—
Net cash provided by (used for) financing activities	1,711	(5,754)
Effect of exchange rate changes on cash and cash equivalents	1,106	(2,111)
Net increase (decrease) in cash and cash equivalents	3,667	(1,474)
Cash and cash equivalents, beginning of period	55,698	41,047
Cash and cash equivalents, end of period	$59,365	$39,573

Supplemental Non-GAAP Financial Information as of December 31, 2009 and 2008

Reconciliation to total cash and cash equivalents, short-term investments and long term investments:

Cash and cash equivalents, end of period	$59,365	$39,573

Short-term investments	28,463	27,413
Long-term investments	34,847	29,018
Total short-term and long-term investments, end of period	63,310	56,431

Total cash and cash equivalents, short-term investments and long-term investments	$122,675	$96,004

Media Contact:

Catharine Morgan

Greenough Communications

cmorgan@greenoughcom.com, 617-275-6552

Investor Contact:

Staci Strauss Mortenson or Kori Doherty

ICR

staci.mortenson@icrinc.com, 203-682-8273

kori.doherty@icrinc.com, 617-956-6730